AMENDMENT NO. 8 TO
                     WARRANT PURCHASE AGREEMENT


     THIS AMENDMENT NO. 8 TO WARRANT PURCHASE AGREEMENT (this "Amendment") is effective as of February 27, 2001 by and between Insynq, Inc., a Delaware corporation (the "Company"), and Consulting and Strategy International, LLC ("Holder").


                         W I T N E S S E T H

     WHEREAS, the parties have executed that certain Warrant Purchase Agreement as of February 24, 2000; and

     WHEREAS, the parties have executed that certain Amendment No. 1 to Warrant Purchase Agreement as of June 9, 2000;

     WHEREAS, the parties have executed that certain Amendment No. 2 to Warrant Purchase Agreement as of July 31, 2000;

     WHEREAS, the parties have executed that certain Amendment No. 3 to Warrant Purchase Agreement as of August 31, 2000;

     WHEREAS, the parties have executed that certain Amendment No. 4 to Warrant Purchase Agreement as of October 1, 2000;

     WHEREAS, the parties have executed that certain Amendment No. 5 to Warrant Purchase Agreement as of October 28, 2000;

     WHEREAS, the parties have executed that certain Amendment No. 6 to Warrant Purchase Agreement as of December 1, 2000;

     WHEREAS, the parties have executed that certain Amendment No. 7 to Warrant Purchase Agreement as of February 1, 2001; and

     WHEREAS, the parties have deemed it to be in their mutual best interests to further amend the Warrant Purchase Agreement and the underlying four warrant certificates covering five hundred thousand (500,000) warrants each (the "Warrant Certificates") to reflect a new exercise date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Each Warrant Certificate, and the applicable provisions of the Warrant Purchase Agreement, are hereby amended to reflect a new exercise date of June 1, 2001, pursuant to which Holder shall be entitled to exercise the warrants reflected by the Warrant Certificates to purchase Common Stock.


     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

                                       CONSULTING & STRATEGY INTERNATIONAL, LLC

                                       By:  /s/ Franklin C. Fisher
                                       Name:    Franklin C. Fisher
                                       Title:   CEO


                                       INSYNQ, INC.

                                       By:  /s/ John P. Gorst
                                       Name:    John P. Gorst
                                       Title:   Chief Executive Officer


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